CUSIP No. 747324101

Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the amendment to the statement on Schedule 13G to which this Agreement is annexed as Exhibit 99.1, including subsequent amendments thereto, is filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: March 23, 2023

PFIZER INC.
By:	/s/ Susan Grant
Name:	Susan Grant
Title:	Assistant Secretary

PFIZER VENTURES (US) LLC

By:	/s/ Susan Grant
Name:	Susan Grant
Title:	Secretary